Macquarie Infrastructure Company LLC

125 W. 55th Street
New York, NY 10019

Media Release

MACQUARIE INFRASTRUCTURE COMPANY ANNOUNCES REFINANCING OF TWO BUSINESSES

EXPANDS SIZE OF FACILITIES, REDUCES LOAN RATES

New York, NY - September 27, 2007 Macquarie Infrastructure Company (NYSE: MIC), a market leader in the ownership and operation of infrastructure businesses in the U.S., announced that it has completed the refinancing of the debt facilities of its district energy business and entered into an agreement for the refinancing of the debt facilities of its airport services business. The refinancing of MIC’s airport services business will consolidate its debt into a single $970.0 million, seven-year facility. The $188.5 million seven-year district energy facility has been used, in part, to repay $120.0 million of private placement bonds that had been in place since Macquarie’s acquisition of the company in 2004.

“We are pleased to have secured the refinancing of these businesses on favorable terms, particularly in light of the conditions in the credit markets over the past couple of months”, said Peter Stokes, CEO of Macquarie Infrastructure Company. “The facilities lock in our debt capital costs in these businesses and provide us with access to funding that we will use to continue to grow these businesses.”

Airport Services Business

The terms of the new airport services facility include an interest rate of LIBOR plus a margin of 1.50%. The business expects to fix the LIBOR (floating rate) portion using interest rate swaps, including those in place on existing facilities, through the fifth year following closing. The margin on the new debt is approximately 0.23% lower than the weighted average margin of the business’ prior facilities.

The facility includes capital expenditure and working capital/letter of credit facilities of $50.0 million and $20.0 million, respectively. The funding for up to $50.0 million of growth capital expenditures, typically hangar construction and ramp (aircraft parking) expansion, is consistent with the business plan for the company.

The airport services business will use proceeds from a $905.2 million drawdown on the facility to fully repay $789.7 million of senior debt at Atlantic Aviation and at the recently acquired Mercury Air Centers and San Jose Jet Center. The repayment of the Mercury and San Jose senior debt includes $5.2 million of capital expenditure facilities that will be funded from the new capital expenditure facility. In addition, the business will repay approximately $89.0 million of bridge facilities. The bridge funding includes borrowings on MIC’s revolving acquisition facility incurred with the acquisition of the San Jose Jet Center and the anticipated acquisition of the remaining 11% of the equity in Mercury Air Centers for which MIC holds a call option. The airport services business will use the remaining proceeds to fund a debt service reserve and pay transaction costs comprised primarily of fees to lenders.

MIC’s airport services business, Atlantic Aviation, operates a nationwide network of 69 fixed base operations or FBOs. FBOs provide fuel and fuel-related services, terminal services and aircraft hangarage to owners and operators of general aviation jet aircraft.

Macquarie Infrastructure Company LLC

125 W. 55th Street
New York, NY 10019

District Energy Business

The seven-year, $188.5 million debt facility at the district energy business bears interest at LIBOR plus a margin of 0.90%. The business has effectively fixed the LIBOR (floating rate) portion of its $150.0 million term loan at 5.07% using interest rate swaps out to the maturity of the debt in 2014. The interest rate on the new debt, 5.97%, is approximately 0.78% lower than the interest rate on the private placement notes.

The debt package also includes a $20.0 million facility for capital expenditures and an $18.5 million facility for working capital and backstop to letters of credit.

The district energy business applied the proceeds of the $150.0 million term loan portion of the facility to the repayment of $146.3 million of private placement notes - including principal and make-whole payments - that would have matured in 2023 and would have begun to amortize in the fourth quarter of 2007, and to an existing revolving credit facility balance. An additional $3.7 million of proceeds was used to pay expenses incurred in connection with the refinancing.

As of September 27 the business has drawn $7.1 million on the working capital facility for letters of credit.

MIC’s district energy business, Thermal Chicago, operates a network of plants and distribution pipes providing chilled water for building cooling in downtown Chicago, a site-specific cooling plant outside of Chicago and a facility in Las Vegas that provides both cooling and heating to a hotel/casino and adjacent shopping mall.

Macquarie Infrastructure Company

The weighted average maturity of all debt facilities (excluding revolving credit facilities) within MIC’s businesses is 6.2 years. Additionally, the Company’s exposure to LIBOR (floating rate) fluctuations under the term loan portion of its facilities has been swapped for fixed using interest rate hedges out to the full maturity of all debt facilities other than for the airport services business where it is expected that swaps will be structured to expire after the fifth year following closing. The weighted average margin of all current facilities, excluding revolving credit facilities, is 1.38%.

The successful refinancing of the debt facilities and the fixing of floating rate exposure provides MIC with knowable level of debt service expense through late 2009. The predictable level of debt service in turn increases the Company’s confidence in the level of its Cash Available for Distribution (“CAD”). CAD is a non-GAAP metric including consolidated cash flow from operations plus the portion of the dividend received from the Company’s investment in its bulk liquid storage terminal business that is reported in cash flow from investing activities, less non-financed maintenance capital expenditures.

Growth in CAD underpins MIC’s ability to continue to both cover and grow its quarterly distribution to shareholders. MIC has generated CAD in excess of its distributions since the second quarter of 2006 and has increased its distribution for each of the five quarters through June 2007. At the end of the second quarter in 2007, CAD exceeded distributions declared for the first half of the year by 1.08 times.

Capitalization Post Funding/Drawdowns of Refinancing Facilities

($ Millions)
Segment net debt	1,419
MIC LLC net debt	0
MIC market capitalization	1,609
Total net debt + market cap	3,028
Debt/total capitalization	46.9%
(market capitalization at September 26)

Macquarie Infrastructure Company LLC

125 W. 55th Street
New York, NY 10019

Debt Maturity Profile (excluding revolving facilities)

None of MIC’s businesses will require refinancing prior to maturity of the senior debt facility at the airport parking business in September of 2009.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

MIC owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services, to customers in the United States. Its businesses consist of an airport services business, a fifty percent indirect interest in a bulk liquid storage terminal business, a gas production and distribution business, a district energy business, and an airport parking business. The Company is managed by a wholly-owned subsidiary of Macquarie Bank Limited. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic. MIC-G

FORWARD LOOKING STATEMENTS

This earnings release contains forward-looking statements. We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this presentation are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance our debt, and implement our strategy, decisions made by persons who control our investments including the distribution of dividends, our regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Company LLC

125 W. 55th Street
New York, NY 10019

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investor enquiries	Media enquiries

Jay A. Davis Investor Relations Macquarie Infrastructure Company (212) 231-1825	Alex Doughty Corporate Communications Macquarie Infrastructure Company (212) 231-1710